 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2014

China Liaoning Dingxu Ecological Agriculture Development, Inc.

(Exact name of small business issuer as specified in its charter)

Commission File No.  333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.

Shahekou District, Dalian, China 116021

(Address of Principal Executive Offices)

0086-13909840703

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws

On October 9, 2014, the Board of Directors authorized the submission of a Certificate of Change/Amendment to the Nevada Secretary of State in which the Company sought to affect a reverse split of its common stock at the rate of 1 for 20 for the purpose of increasing the per share price for the Company’s stock in an effort to attract future investors who might otherwise shy away from a good company because of its low stock price. This filing was submitted to FINRA on October 9, 2014 and the Company is currently in the process of providing documentation to FINRA to effectuate the reverse split, which is expected to become effective following the filing of this Current Report. The Certificate of Change is attached as Exhibit 10.01.

ITEM 9.01. Financial Statements and Exhibits

Exhibits

No.	Exhibits
10.01	Certificate of Change for Reverse Split Submitted to Nevada on October 9, 2014

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development, Inc.

October 20, 2014	By:	/s/ Chin Yung Kong
Chin Yung Kong
President, Chief Executive Officer, Chief Financial Officer

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